EX-99.A(16)

HSBC Investor Funds

Amendment to Amended and Restated Declaration of Trust

RESOLVED, that pursuant to Section 5.12 of the Declaration of Trust of HSBC Investor Funds, a Massachusetts business trust (the “Trust”), dated April 22, 1987, as amended and restated July 1, 1987 (the “Declaration”); the name of certain of the Trust’s series is redesignated as follows:

Former Name	Redesignated Name

HSBC Investor Money Market Fund	HSBC Investor Prime Monet Market Fund

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 17th day of June, 2008. This instrument may be executed by the Trustees on separate counterparts but shall be effectively only when signed by a majority of the Trustees.

Signature

/s/ Marcia L. Beck

Marcia L. Beck

/s/ Richard A. Brealey

Richard A. Brealey

/s/ Susan S. Huang

Susan S. Huang

/s/ Alan S. Parsow

Alan S. Parsow

/s/ Thomas F. Robards

Thomas F. Robards

/s/ Larry M. Robbins

Larry M. Robbins

/s/ Michael Seely

Michael Seely

/s/ Stephen J. Baker

Stephen J. Baker